UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/22/2006

Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-64122

California	22-3755993
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

14550 Torrey Chase Boulevard
Suite 330
Houston, Texas 77014
(Address of principal executive offices, including zip code)

281-453-2888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 15, 2005, Blast Energy entered into an agreement to develop its' initial abrasive jetting rig with Berg McAfee Companies, LLC ("BMC"), a major shareholder. The arrangement involves two loans for a total of $1 million to fund the completion of the initial rig and sharing in the expected rig revenues for a ten-year period. The loans, which have a senior and subordinated structure, carry an average interest rate of 7.4 percent. The senior portion is due September 15, 2006 and the subordinated portion is due September 30, 2006.
        On February 20, 2006, BMC and Blast agreed to extend the due date of the senior and subordinated notes to March 31, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blast Energy Services, Inc.

Date: February 22, 2006	By:	/s/ David M. Adams
David M. Adams
Chief Operating Officer

Blast Energy Services, Inc.

Date: February 22, 2006	By:	/s/ John O'Keefe
John O'Keefe
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	FIRST AMENDMENT TO THE SUBORDINATED SECURED PROMISSORY NOTE AGREEMENT
EX-10.2	FIRST AMENDMENT TO THE SENIOR SECURED PROMISSORY NOTE AGREEMENT